EXHIBIT 16




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Re:  Osprey Gold Corp.  (the"Company")

Commissioners:

	I  have  read  the statements made by Osprey Gold  Corp.,
which we understand will  be  filed with  the Commission,
pursuant to Item 4 of Form 8-K, as  part of  the Company's Form
8-K report dated January 29, 2004.   I agree with the statements
concerning our Firm in such Form  8-K.

			Sincerely,


                        /s/ JULITO F. LONGKINES, Certified Public Accountant
                        ----------------------------------------------------